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                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the inclusion in the Prospectus Supplement to the Prospectus dated December 4, 1995 to Registration Statement No. 33-99612 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                /s/ COOPERS & LYBRAND L.L.P.

                                    Coopers & Lybrand L.L.P.


May 23, 1996
New York, New York